UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013

Sajan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Whitetail Blvd., River Falls, Wisconsin		54022

(Address of principal executive offices)		(Zip Code)

(715) 426-9505

(Registrant’s telephone number, including area code)

 (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013, the Compensation Committee of the Board of Directors of Sajan, Inc. (the “Company”) approved an Executive Incentive Plan for fiscal 2013 (the “Plan”), covering the Chief Executive Officer and the Chief Operating Officer. The aggregate amount available for distribution under the Plan will be based on the Company’s actual 2013 adjusted net ordinary income. Amounts actually paid under the Plan will be determined by specific targets and other metrics as determined by the Compensation Committee of the Board, including revenue, gross margin and remaining in compliance with bank covenants. Any payout under the Plan will be allocated two-thirds to the Chief Executive Officer and one-third to the Chief Operating Officer.

This foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Sajan, Inc. Executive Incentive Plan – 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAJAN, INC.

By: /s/ Shannon Zimmerman
Shannon Zimmerman, President, Chief Executive Officer, Chief Financial Officer

Date: April 2, 2013

SAJAN, INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Sajan, Inc. Executive Incentive Plan – 2013